Exhibit 5

WARRANT PURCHASE AGREEMENT

between

DYNAVAX TECHNOLOGIES CORPORATION

and

SYMPHONY DYNAMO HOLDINGS, LLC

_______________________

Dated as of November 9, 2009

_______________________

Table of Contents

Warrant Purchase Agreement

Section 7.05	Entire Agreement	19
Section 7.06	Amendment and Waivers	19
Section 7.07	Counterparts	19
Section 7.08	Assignment and Successors	19

Annex A	Certain Definitions

Exhibit A	Form of Warrant
Exhibit B	Warrant Conversion Example

Warrant Purchase Agreement

WARRANT PURCHASE AGREEMENT

This WARRANT PURCHASE AGREEMENT (this “Agreement”) is dated as of November 9, 2009, by and between DYNAVAX TECHNOLOGIES CORPORATION, a Delaware corporation (“Dynavax”), and SYMPHONY DYNAMO HOLDINGS LLC, a Delaware limited liability company (together with its permitted successors, assigns and transferees, “Holdings”).

WHEREAS, contemporaneously with the execution of this Agreement, Holdings, Dynavax, and Symphony Dynamo, Inc., a Delaware corporation (“Symphony Dynamo”) are entering into an Amended and Restated Purchase Option Agreement (the “Purchase Option Agreement”) pursuant to which, among other things, Holdings is granting to Dynavax an option to purchase all of the equity securities of Symphony Dynamo (the “Symphony Dynamo Equity Securities”) owned, or hereafter acquired, by Holdings on the terms set forth in the Purchase Option Agreement (the “Purchase Option”); and

WHEREAS, in consideration for Holdings’ grant of the Purchase Option to Dynavax, Dynavax desires to issue and sell to Holdings the Warrants described herein on the terms hereof.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (the “Parties”) agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01    Definitions. Capitalized terms used but not defined herein are used as defined in Annex A hereto.

ARTICLE II

PURCHASE AND SALE OF WARRANTS

Section 2.01    Authorization to Issue Warrants. Dynavax has authorized the issuance of a warrant (the “Warrant”, and together with any replacement warrants subsequently issued by Dynavax, the “Warrants”) representing the right to purchase 2,000,000 shares of Dynavax’s common stock (subject to adjustment as set forth herein) (“Dynavax Common Stock”), par value $0.001 per share, at an exercise price per share of $1.94 (such shares, the “Warrant Shares”). The Warrants shall have a term of five (5) years and shall be evidenced by certificates issued pursuant to this Agreement in the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by this Agreement.

Warrant Purchase Agreement

Section 2.02    Purchase and Sale of Warrants. Dynavax hereby agrees to issue to Holdings, and Holdings hereby agrees to acquire from Dynavax, the Warrants on the Purchase Option Closing Date (hereinafter, the “Warrant Date”), subject to Sections 2.04 and 2.05, and subject to the fulfillment of the conditions precedent described in Article III below.

Section 2.03    Warrant Date. Subject to the terms and conditions of this Agreement, the issuance, sale and purchase of the Warrants contemplated by this Agreement shall take place at a closing on the Warrant Date (the “Warrant Closing”) to be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019, at 4:30 P.M., Eastern Time, following the satisfaction or waiver of all other conditions to the obligations of the Parties set forth in Article III hereof, or at such other place or at such other time or such other date as Holdings and Dynavax shall mutually agree upon in writing.

Section 2.04    Warrant Date Adjustment. If at any time or from time to time from and after the date hereof through the Warrant Date, (x) the number of outstanding shares of Dynavax Common Stock has been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar change in capitalization, an appropriate and proportionate adjustment shall be made to the number of Warrant Shares issuable upon the exercise of the Warrant or (y) Dynavax has issued Additional Dynavax Securities (any such issuance of Additional Dynavax Securities, a “Specified Dynavax Issuance”), Holdings may elect (in accordance with the procedures set forth in Section 2.05) to receive the Alternate Securities specified in the Specified Issuance Notice (each as defined below) in lieu of the Warrants (such Alternate Securities paid to Holdings at the Warrant Date, the “Alternate Closing Securities”).

Section 2.05	Post-Warrant Date Adjustment.

(a)       If at any time and from time to time from and after the Warrant Date through the date occurring six (6) months after the Warrant Date (or if such date is not a Business Day, the first Business Day thereafter) (such date, the “Final Adjustment Date”), there is a Specified Dynavax Issuance, as soon as practicable, but in no event later than five (5) Business Days after the delivery to Dynavax of a Holdings Election Notice (as defined below) (such date, the “Adjusted Securities Payment Date”), (i) Dynavax shall issue to Holdings such Alternate Securities in the form specified in the Specified Issuance Notice, and (ii) Holdings shall deliver to Dynavax such Warrants or Alternate Closing Securities issued pursuant to this Agreement, as applicable, such that on the Adjusted Securities Payment Date Holdings shall own Alternate Securities, together with all other securities of Dynavax issued, or other consideration transferred, to Holdings, to which Holdings is entitled in consideration of the transfer to Dynavax of the Symphony Dynamo Equity Securities. The foregoing described transactions between Dynavax and Holdings shall be settled on a net basis. For the avoidance of doubt, the parties hereby acknowledge and agree that Holdings may exercise its rights under this

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Section 2.05(a) following each Specified Dynavax Issuance that occurs after the date of this Agreement and on or prior to the Final Adjustment Date.

(b)       Not later than five (5) Business Days prior to the consummation of a Specified Dynavax Issuance, Dynavax shall, in accordance with Section 7.02, deliver to Holdings a notice (a “Specified Issuance Notice”) setting forth in reasonable detail: (i) a description of the form and terms of the Additional Dynavax Securities to be issued pursuant to the Specified Dynavax Issuance (such Additional Dynavax Securities, the “Alternate Securities”); (ii) the price at which the Alternate Securities will be issued pursuant to the Specified Dynavax Issuance; (iii) the estimated date of issuance of such Alternate Securities; and (iv) the amount and form of Alternate Securities that would be issued to an investor participating in the Specified Dynavax Issuance upon payment to Dynavax the Warrants. If Holdings elects to exercise its rights under Section 2.05(a) with respect to a Specified Dynavax Issuance, Holdings, in accordance with Section 7.02, shall deliver to Dynavax a notice of such election not later than one (1) Business Day prior to the consummation of such Specified Dynavax Issuance (the “Holdings Election Notice”). The failure of Holdings to notify Dynavax pursuant to this Section 2.05(b) shall be deemed to constitute the waiver by Holdings of its rights under Section 2.05 with respect to such Specified Dynavax Issuance.

(c)       “Additional Dynavax Securities” shall mean all shares of Dynavax Common Stock, Options, Convertible Securities, notes, bonds, or any other securities issued by Dynavax, or cash or other consideration paid or delivered by or on behalf of Dynavax, other than the following (collectively, “Exempted Securities”):

(i)        rights, options or warrants to subscribe for, purchase or otherwise acquire Dynavax Common Stock (“Options”), or shares of restricted stock or stock appreciation rights, issued to employees or directors of, or consultants or advisors to, Dynavax or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the board of directors of Dynavax;

(ii)       (1) shares of Dynavax Common Stock actually issued upon the exercise of Options or (2) shares of Dynavax Common Stock actually issued upon the conversion or exchange of any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Dynavax Common Stock, but excluding Options (“Convertible Securities”), in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(iii)      shares of Dynavax Common Stock, Options or Convertible Securities issued by reason of a dividend on the outstanding Dynavax Common Stock, stock split of the outstanding Dynavax Common Stock, split-up of the outstanding Dynavax Common Stock or other distribution on shares of Dynavax Common Stock; or

(iv)      shares of Dynavax Common Stock sold and issued pursuant to that certain Equity Distribution Agreement dated August 17, 2009, by and between Dynavax and Wedbush Morgan Securities, Inc. (the “ATM Securities”).

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ARTICLE III

CONDITIONS OF PURCHASE

Section 3.01    Conditions Precedent to Each Party’s Obligations. The respective obligations of Dynavax and Holdings to effect the transactions contemplated hereby shall be subject to the satisfaction of the conditions precedent contained in this Section 3.01 or the waiver thereof in writing by Holdings and Dynavax prior to or on the Warrant Date and each Adjusted Securities Payment Date.

(a)       Approvals. All Governmental Approvals imposed by any Governmental Authority in connection with the transactions contemplated by this Agreement and the other Operative Documents required to be in effect prior to or on the Warrant Date or such Adjusted Securities Payment Date, as applicable, shall be in effect, the failure of which to be in effect would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on either of the Parties.

(b)       Litigation. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or Governmental Order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or in the other Operative Documents.

(c)       Stockholder Approval. Dynavax shall have received approval by Dynavax’s stockholders of the issuance of the Warrant Shares and any shares of Dynavax Common Stock or Alternate Closing Securities or Alternate Securities, as applicable, issuable in connection with the exercise of the Purchase Option by Dynavax under the Purchase Option Agreement, which such approval shall satisfy the requirements of NASDAQ Marketplace Rule 5635.

Section 3.02    Conditions Precedent to Holdings’ Obligations. The obligation of Holdings to effect the transactions contemplated hereby shall be subject to the satisfaction of the further conditions precedent contained in this Section 3.02, or the waiver thereof in writing by Holdings, prior to or on the Warrant Date or such Adjusted Securities Payment Date, as applicable.

(a)       Authorization, Execution and Delivery of Documents. This Agreement and each of the other Operative Documents (including all schedules, annexes and exhibits thereto) required to be entered into shall have been duly authorized, executed and delivered by each of the parties thereto (other than Holdings) and shall be in full force and effect.

(b)       Issuance of Warrants or Alternate Securities. All actions required by any applicable law, or necessary in the reasonable opinion of Holdings, to issue the Warrants or the Alternate Closing Securities or the Alternate Securities, as applicable, shall have been duly taken by Dynavax (or provisions therefore shall have been made), including, without limitation, the making of all registrations and filings

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required to be made prior to or on the Warrant Date or such Adjusted Securities Payment Date, as applicable, and all necessary consents shall have been received.

(c)       Performance of Obligations by Dynavax; Representations and Warranties. Dynavax shall have performed in all material respects and complied in all material respects with all agreements and conditions contained in this Agreement and the other Operative Documents that are required to be performed or complied with by it prior to or on the Warrant Date or such Adjusted Securities Payment Date, as applicable. Each of Dynavax’s representations and warranties set forth in Section 4.02 of this Agreement shall be true and correct in all respects as of the Warrant Date or each Adjusted Securities Payment Date, as applicable, with the same effect as though such representations and warranties were made on and as of the Warrant Date or each Adjusted Securities Payment Date, as applicable (or if stated to have been made as of an earlier date, as of such date).

(d)       Opinion of Counsel. Holdings shall have received an opinion letter from Cooley Godward Kronish LLP, counsel for Dynavax, which opinion shall be, in form and substance, reasonably acceptable to Holdings.

(e)       Warrant Date Certificate. Holdings shall have received a certificate from Dynavax executed by its Chief Financial Officer or other duly authorized executive officer, dated as of the Warrant Date or such Adjusted Securities Payment Date, as applicable, in form and substance reasonably satisfactory to Holdings, certifying:

(i)        (A) that the Operative Documents to which Dynavax is a party have been duly authorized, executed and delivered by Dynavax, and are in full force and effect, and (B) that Dynavax has satisfied all conditions precedent contained in the Operative Documents to which it is a party required to be satisfied by it on or prior to the Warrant Date or such Adjusted Securities Payment Date, as applicable; and

(ii)       as to (A) the accuracy and completeness of the contents of Dynavax’s charter documents, (B) the resolutions of Dynavax’s board of directors, duly authorizing Dynavax’s execution, delivery and performance of each Operative Document to which it is or is to be a party and each other document required to be executed and delivered by it in accordance with the provisions hereof or thereof, and (C) the incumbency and signature of Dynavax’s representatives authorized to execute and deliver documents on its behalf in connection with the obligations contemplated hereby and by the other Operative Documents.

(f)        Further Documents, Certificates, Etc. Holdings shall have received such other documents, certificates or opinions as Holdings may reasonably request in connection with the consummation of the transactions contemplated by this Agreement.

(g)       No Events of Default. No breach, default, event of default or other similar event by Dynavax, and no event which with the giving of notice, the

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passage of time, or both, would constitute any of the foregoing, under any Operative Document or any other material contract or agreement to which Dynavax is a party, shall have occurred and be continuing, and no condition shall exist that constitutes, or with the giving of notice, the passage of time, or both, would constitute such default, event of default or other similar event.

(h)       No Violation. The transactions contemplated hereby shall comply with all applicable law and no party (other than Holdings) to such transactions shall be in violation of any such applicable law. Holdings shall not be subject to any penalty or liability pursuant to any violation of applicable law by virtue of the transactions contemplated hereby and by each of the other Operative Documents.

(i)        Change in Law. There shall have been no change in any law, rule or regulation or the interpretation thereof (including any law, rule or regulation relating to taxes) that prohibits or prevents the consummation of this Agreement or any of the transactions contemplated hereby (including the sale and purchase of the Warrants) or by the Operative Documents or that results in any material increase in taxes payable by Holdings or Investors.

(j)        Other Conditions Precedent. Dynavax shall have satisfied and complied with all applicable conditions precedent set forth in each other Operative Document to which Dynavax is a party required to be satisfied and complied with prior to or on the Warrant Date.

Section 3.03    Conditions Precedent to Dynavax’s Obligations. The obligation of Dynavax to effect the transactions contemplated hereby shall be subject to the satisfaction of the further conditions precedent contained in this Section 3.03, or the waiver thereof in writing by Dynavax, prior to or on the Warrant Date and each Adjusted Securities Payment Date.

(a)       Prior Warrant Delivery. Holdings shall deliver to Dynavax for cancellation all warrants issued by Dynavax to Holdings or any Affiliate of Holdings under that certain Warrant Purchase Agreement, dated April 18, 2006, between Dynavax and Holdings, or upon the transfer of any warrants so issued.

(b)       Authorization, Execution and Delivery of Documents. This Agreement and each of the other Operative Documents (including all schedules and exhibits thereto) required to be entered into shall have been duly authorized, executed and delivered by each of the parties thereto (other than Dynavax) and shall be in full force and effect.

(c)       Performance of Obligations by Holdings; Representations and Warranties.

(i)        As of the Warrant Date or such Adjusted Securities Payment Date, as applicable, Holdings shall have performed in all material respects and complied in all material respects with all agreements and conditions contained in this

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Agreement and the other Operative Documents required to be performed or complied with by it prior to or at the Warrant Date or such Adjusted Securities Payment Date, as applicable. Each of Holdings’ representations and warranties set forth in Section 4.01 of this Agreement shall be true and correct in all respects as of the Warrant Date or such Adjusted Securities Payment Date, as applicable, as applicable with the same effect as though such representations and warranties were made on and as of the Warrant Date or such Adjusted Securities Payment Date, as applicable (or if stated to have been made as of an earlier date, as of such date).

(ii)       No breach, default, event of default or other similar event by Holdings, and no event which with the giving of notice, the passage of time, or both, would constitute any of the foregoing, under any Operative Document or any other material contract or agreement to which Holdings is a party, shall have occurred and be continuing, and no condition shall exist that constitutes, or with the giving of notice, the passage of time, or both, would constitute such default, event of default or other similar event.

(iii)      The transactions contemplated hereby shall comply in all material respects with all applicable law, and no party (other than Dynavax) to such transactions shall be in material violation of any such applicable law. Dynavax shall not be subject to any penalty or liability pursuant to any violation of applicable law by virtue of the transactions contemplated hereby and by each of the other Operative Documents, the failure to comply with which would, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the Programs.

(iv)      Holdings shall have satisfied and complied with all applicable conditions precedent set forth in each other Operative Document to which Holdings is a party required to be satisfied and complied with prior to or on the Warrant Date.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.01    Representations, Warranties and Covenants of Holdings.

(a)       As of the date hereof, Holdings hereby represents and warrants, and, except to the extent that any of the following representations and warranties is limited to the date of this Agreement or otherwise limited, on the Warrant Date and each Adjusted Securities Payment Date, shall be deemed to have represented and warranted, to Dynavax that:

(i)        Organization. Holdings is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware.

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(ii)       Authority and Validity. Holdings has all requisite limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Holdings of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action required on the part of Holdings, and no other proceedings on the part of Holdings are necessary to authorize this Agreement or for Holdings to perform its obligations under this Agreement. This Agreement constitutes the lawful, valid and legally binding obligation of Holdings, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

(iii)      No Violation or Conflict. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not (A) violate, conflict with or result in the breach of any provision of the Organizational Documents of Holdings, (B) conflict with or violate any law or Governmental Order applicable to Holdings or any of its assets, properties or businesses, or (C) conflict with, result in any breach of, constitute a default (or event that with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Holdings, pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Holdings is a party except, in the case of clauses (B) and (C), to the extent that such conflicts, breaches, defaults or other matters would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Holdings.

(iv)      Governmental Consents and Approvals. Other than any HSR Filings which, if such HSR Filings are required, will be obtained on or prior to the Warrant Date, the execution, delivery and performance of this Agreement by Holdings do not, and the consummation of the transactions contemplated hereby do not and will not, require any Governmental Approval which has not already been obtained, effected or provided, except with respect to which the failure to so obtain, effect or provide would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Holdings.

(v)       Litigation. There are no actions by or against Holdings pending before any Governmental Authority or, to the knowledge of Holdings, threatened to be brought by or before any Governmental Authority, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Holdings. There are no pending or, to the knowledge of Holdings, threatened actions to which Holdings is a party (or threatened to be named as a party) to set aside, restrain, enjoin or prevent the execution, delivery or performance of this Agreement or the Operative Documents or the consummation of the transactions contemplated hereby

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or thereby by any party hereto or thereto. Holdings is not subject to any Governmental Order (nor, to the knowledge of Holdings, is there any such Governmental Order threatened to be imposed by any Governmental Authority) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Holdings.

(vi)	Accredited Investor.

(A)      Holdings is and will remain at all relevant times an “Accredited Investor”.

(B)      Holdings has relied completely on the advice of, or has consulted with or has had the opportunity to consult with, its own personal tax, investment, legal or other advisors and has not relied on Dynavax or any of its Affiliates for advice. Holdings has reviewed the Investment Overview and is aware of the risks disclosed therein. Holdings acknowledges that it has had a reasonable opportunity to conduct its own due diligence with respect to the Products, the Programs, Symphony Dynamo, Dynavax and the transactions contemplated by the Operative Documents.

(C)      Holdings has been advised and understands that the offer and sale of the Warrants and the Warrant Shares and, if issued, the Alternate Securities, have not been registered under the Securities Act. Holdings is able to bear the economic risk of such investment for an indefinite period and to afford a complete loss thereof.

(D)      Holdings is acquiring the Warrants and the Warrant Shares solely for Holdings’ own account for investment purposes as a principal and not with a view to the resale of all or any part thereof; provided, that Holdings may transfer all or part of the interest in the Warrants as set forth in Section 6.01 hereof. Holdings agrees that the Warrants and the Warrant Shares and, if issued, the Alternate Securities, may not be resold (1) without registration thereof under the Securities Act (unless an exemption from such registration is available), or (2) in violation of any law. Holdings is not and will not be an underwriter within the meaning of Section 2(11) of the Securities Act with respect to the Warrants and the Warrant Shares.

(E)       No person or entity acting on behalf of, or under the authority of, Holdings is or will be entitled to any broker’s, finder’s, or similar fees or commission payable by Dynavax or any of its Affiliates.

(F)       Holdings acknowledges and agrees to treat the Warrants and, if issued, the Alternate Securities, for federal, state and local income tax purposes as option premium paid in return for the grant, maintenance and exercise of the Purchase Option.

Section 4.02    Representations, Warranties and Covenants of Dynavax.

(a)       As of the date hereof, Dynavax hereby represents and warrants, and, except to the extent that any of the following representations and warranties is limited to the date of this Agreement or otherwise limited, on the Warrant Date and each Adjusted Securities Payment Date, shall be deemed to have represented and warranted, to Holdings that:

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(i)        Organization. Dynavax is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

(ii)       Authority and Validity. Dynavax has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Dynavax of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action required on the part of Dynavax, and no other proceedings on the part of Dynavax, other than the Stockholder Approval, are necessary to authorize this Agreement or for Dynavax to perform its obligations under this Agreement. This Agreement constitutes the lawful, valid and legally binding obligation of Dynavax, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

(iii)      No Violation or Conflict. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not (A) violate, conflict with or result in the breach of any provision of the Organizational Documents of Dynavax, (B) conflict with or violate any law or Governmental Order applicable to Dynavax or any of its assets, properties or businesses, or (C) conflict with, result in any breach of, constitute a default (or event that with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Dynavax, pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Dynavax is a party except, in the case of clauses (B) and (C), to the extent that such conflicts, breaches, defaults or other matters would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Dynavax.

(iv)      Governmental Consents and Approvals. Other than any HSR Filings which, if such HSR Filings are required, will be obtained on or prior to the Warrant Date, the execution, delivery and performance of this Agreement by Dynavax do not, and the consummation of the transactions contemplated hereby do not and will not, require any Governmental Approval which has not already been obtained, effected or provided, except with respect to which the failure to so obtain,

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effect or provide would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Dynavax.

(v)       Litigation. There are no actions by or against Dynavax pending before any Governmental Authority or, to the knowledge of Dynavax, threatened to be brought by or before any Governmental Authority, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Dynavax. There are no pending or, to the knowledge of Dynavax, threatened actions, to which Dynavax is a party (or is threatened to be named as a party) to set aside, restrain, enjoin or prevent the execution, delivery or performance of this Agreement or the Operative Documents or the consummation of the transactions contemplated hereby or thereby by any party hereto or thereto. Dynavax is not subject to any Governmental Order (nor, to the knowledge of Dynavax, is there any such Governmental Order threatened to be imposed by any Governmental Authority) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Dynavax.

(vi)      Private Placement. Assuming the accuracy of Holdings’ representations and warranties set forth in Section 4.01, (i) the purchase and sale of the Warrants and, if issued, the Alternate Securities, is exempt from the registration requirements of the Securities Act, and (ii) no other offering of Common Stock by Dynavax (other than the issuance of the Dynavax Closing Shares and, if issued, the Alternate Securities) will be integrated with the offering of the Warrants or the Warrant Shares or Alternate Securities, if applicable. Neither Dynavax nor any Person acting on its behalf has or will offer the Warrants or the Warrant Shares by any form of general solicitation or general advertising and all filings required under Rule 503 of the Securities Act will be made in a timely manner.

(b)       Dynavax covenants and agrees with Holdings that, so long as any of the Warrants are outstanding (including as such Warrants may be reissued pursuant to transfer in accordance with Section 6.01 hereof), Dynavax shall take all action necessary to reserve and keep available out of its authorized and unissued Dynavax Common Stock, solely for the purpose of effecting the exercise of the Warrants, 100% of the number of shares of Dynavax Common Stock issuable upon exercise of the Warrants. Upon exercise in accordance with the Warrants, the Dynavax Common Stock delivered thereby will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of the Dynavax Common Stock.

(c)       Dynavax acknowledges and agrees to treat the Warrants for federal, state and local income tax purposes as option premium paid in return for the grant of the Purchase Option.

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ARTICLE V

INDEMNITY

Section 5.01    Indemnification. To the greatest extent permitted by applicable law, Dynavax shall indemnify and hold harmless Holdings, and Holdings shall indemnify and hold harmless Dynavax, and each of their respective Affiliates, officers, directors, employees, agents, partners, members, successors, assigns, representatives of, and each Person, if any (including any officers, directors, employees, agents, partners, members of such Person) who controls, Holdings and Dynavax, as applicable, within the meaning of the Securities Act or the Exchange Act, (each, an “Indemnified Party”), from and against any and all actions, causes of action, suits, claims, losses, costs, interest, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (hereinafter, a “Loss”), incurred by any Indemnified Party as a result of, or arising out of, or relating to: (i) in the case of Dynavax being the Indemnifying Party, (A) any breach of any representation or warranty made by Dynavax herein or in any certificate, instrument or document delivered in connection and contemporaneously herewith, (B) any breach of any covenant, agreement or obligation of Dynavax contained herein or in any certificate, instrument or document delivered hereunder, or (C) any untrue statement of a material fact about Dynavax contained in the reports filed by Dynavax with the SEC, or the omission therefrom of a material fact about Dynavax required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent that such reports are attached to the Investment Overview; provided, that the information contained in a later filed report filed prior to the date of this Agreement shall be deemed to update any related information contained in a previously filed report (the items set forth herein in clauses (A), (B) and (C) being hereinafter referred to as the “Holdings Claims”), and (ii) in the case of Holdings being the Indemnifying Party, (x) any breach of any representation or warranty made by Holdings herein or in any certificate, instrument or document delivered in connection and contemporaneously herewith, (y) any breach of any covenant, agreement or obligation of Holdings contained herein or in any certificate, instrument or document delivered hereunder, or (z) any untrue statement or alleged untrue statement of a material fact about Holdings contained in the Investment Overview or the omission or alleged omission therefrom of a material fact about Holdings required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (the items set forth herein in clauses (x), (y) and (z) being hereinafter referred to as the “Dynavax Claims”). To the extent that the foregoing undertaking by Dynavax or Holdings may be unenforceable for any reason, such Party shall make the maximum contribution to the payment and satisfaction of any Loss that is permissible under applicable law.

Section 5.02    Notice of Claims. Any Indemnified Party that proposes to assert a right to be indemnified under this Article V shall notify Dynavax or Holdings, as applicable (the “Indemnifying Party”), promptly after receipt of notice of commencement of any action, suit or proceeding against such Indemnified

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Party (an “Indemnified Proceeding”) in respect of which a claim is to be made under this Article V, or the incurrence or realization of any Loss in respect of which a claim is to be made under this Article V, of the commencement of such Indemnified Proceeding or of such incurrence or realization, enclosing a copy of all relevant documents, including all papers served and claims made, but the omission to so notify the applicable Indemnifying Party promptly of any such Indemnified Proceeding or incurrence or realization shall not relieve (x) such Indemnifying Party from any liability that it may have to such Indemnified Party under this Article V or otherwise, except, as to such Indemnifying Party’s liability under this Article V, to the extent, but only to the extent, that such Indemnifying Party shall have been prejudiced by such omission, or (y) any other indemnitor from liability that it may have to any Indemnified Party under the Operative Documents.

Section 5.03    Defense of Proceedings. In case any Indemnified Proceeding shall be brought against any Indemnified Party, it shall notify the applicable Indemnifying Party of the commencement thereof as provided in Section 5.02, and such Indemnifying Party shall be entitled to participate in, and provided such Indemnified Proceeding involves a claim solely for money damages and does not seek an injunction or other equitable relief against the Indemnified Party and is not a criminal or regulatory action, to assume the defense of, such Indemnified Proceeding with counsel reasonably satisfactory to such Indemnified Party. After notice from such Indemnifying Party to such Indemnified Party of such Indemnifying Party’s election to so assume the defense thereof and the failure by such Indemnified Party to object to such counsel within ten (10) Business Days following its receipt of such notice, such Indemnifying Party shall not be liable to such Indemnified Party for legal or other expenses related to such Indemnified Proceedings incurred after such notice of election to assume such defense except as provided below and except for the reasonable costs of investigating, monitoring or cooperating in such defense subsequently incurred by such Indemnified Party reasonably necessary in connection with the defense thereof. Such Indemnified Party shall have the right to employ its counsel in any such Indemnified Proceeding, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Party unless:

(i)        the employment of counsel by such Indemnified Party at the expense of the applicable Indemnifying Party has been authorized in writing by such Indemnifying Party;

(ii)       such Indemnified Party shall have reasonably concluded in its good faith (which conclusion shall be determinative unless a court determines that such conclusion was not reached reasonably and in good faith) that there is or may be a conflict of interest between the applicable Indemnifying Party and such Indemnified Party in the conduct of the defense of such Indemnified Proceeding or that there are or may be one or more different or additional defenses, claims, counterclaims, or causes of action available to such Indemnified Party (it being agreed that in any case

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referred to in this clause (ii) such Indemnifying Party shall not have the right to direct the defense of such Indemnified Proceeding on behalf of the Indemnified Party);

(iii)      the applicable Indemnifying Party shall not have employed counsel reasonably acceptable to the Indemnified Party, to assume the defense of such Indemnified Proceeding within a reasonable time after notice of the commencement thereof (provided, however, that this clause (iii) shall not be deemed to constitute a waiver of any conflict of interest that may arise with respect to any such counsel); or

(iv)      any counsel employed by the applicable Indemnifying Party shall fail to timely commence or diligently conduct the defense of such Indemnified Proceeding and such failure has materially prejudiced (or, in the reasonable judgment of the Indemnified Party, is in danger of materially prejudicing) the outcome of such Indemnified Proceeding;

in each of which cases the reasonable fees and expenses of counsel for such Indemnified Party shall be at the expense of such Indemnifying Party. Only one counsel shall be retained by all Indemnified Parties with respect to any Indemnified Proceeding, unless counsel for any Indemnified Party reasonably concludes in good faith (which conclusion shall be determinative unless a court determines that such conclusion was not reached reasonably and in good faith) that there is or may be a conflict of interest between such Indemnified Party and one or more other Indemnified Parties in the conduct of the defense of such Indemnified Proceeding or that there are or may be one or more different or additional defenses, claims, counterclaims, or causes or action available to such Indemnified Party.

Section 5.04    Settlement. Without the prior written consent of such Indemnified Party, such Indemnifying Party shall not settle or compromise, or consent to the entry of any judgment in, any pending or threatened Indemnified Proceeding, unless such settlement, compromise, consent or related judgment (i) includes an unconditional release of such Indemnified Party from all liability for Losses arising out of such claim, action, investigation, suit or other legal proceeding, (ii) provides for the payment of money damages as the sole relief for the claimant (whether at law or in equity), (iii) involves no finding or admission of any violation of law or the rights of any Person by the Indemnified Party, and (iv) is not in the nature of a criminal or regulatory action. No Indemnified Party shall settle or compromise, or consent to the entry of any judgment in, any pending or threatened Indemnified Proceeding in respect of which any payment would result hereunder or under the Operative Documents without the prior written consent of the Indemnifying Party, such consent not to be unreasonably conditioned, withheld or delayed.

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ARTICLE VI

TRANSFER RESTRICTIONS

Section 6.01    Transfer Restrictions. Holdings agrees (and agrees to cause all of its members and any subsequent transferees thereof to so agree) that (i) it will not, directly or indirectly, offer, sell, assign, transfer, grant or sell a participation in, pledge or otherwise dispose of the Warrant or Warrant Shares (or solicit any offers to buy or otherwise acquire, or take a pledge of, any Warrant) unless such Warrant or Warrant Shares are registered and/or qualified under the Securities Act and applicable state securities laws, or unless an exemption from the registration or qualification requirements is otherwise available; provided, that Holdings may transfer the Warrant (or part of its interest therein) or Warrant Shares to Investors, RRD and each Symphony Fund, and Investors (but not any other member of Holdings) may further distribute Warrants or Warrant Shares to its respective members; (ii) (A) no transfer of such Warrant, or (B) with respect to a private placement of the Warrant Shares, no transfer of such Warrant Shares shall be effective or recognized unless the transferor and the transferee make the representations and agreements contained herein and furnish to Dynavax such certifications and other information as Dynavax may reasonably request to confirm that any proposed transfer complies with the restrictions set forth herein and any applicable laws; and (iii) (x) Warrants may only be transferred in minimum denominations representing the right to purchase at least 50,000 Warrant Shares, and (y) prior to the registration of Warrant Shares as contemplated in the Registration Rights Agreement, the Warrant Shares may only be transferred in minimum denominations of at least 50,000 Warrant Shares; provided, however, that in the event that any holder of a Warrant or Warrant Shares holds a Warrant representing the right to purchase less than 50,000 Warrant Shares, or holds less than 50,000 Warrant Shares, as the case may be, such holder shall be entitled to exercise all, but not less than all, of the full amount of such Warrant and sell all, but not less than all, such Warrant Shares delivered to it in connection therewith, notwithstanding the fact that the number of such Warrant Shares is less than 50,000; provided, further, that Holdings agrees (and agrees to cause its members and any subsequent transferees thereof to so agree), that with respect to a Warrant, such holder of a Warrant will not sell or otherwise transfer any Warrant, except in private placements to Accredited Investors.

Section 6.02	Legends.

(a)       Holdings acknowledges and agrees that Dynavax shall affix to each certificate evidencing outstanding Warrants (and any certificates issued upon the transfer of the Warrants) a legend in substantially the following form (a “Warrant Legend”):

“NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN THE SUBJECT OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND THE SAME HAVE BEEN (OR WILL

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BE, WITH RESPECT TO THE SECURITIES ISSUABLE UPON EXERCISE HEREOF) ISSUED IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER SUCH SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

THE WARRANT EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE WARRANT PURCHASE AGREEMENT, DATED AS OF NOVEMBER 9, 2009, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER. NO REGISTRATION OF TRANSFER OF THIS WARRANT WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH.”

Section 6.03    Warrant Legend Removal. If the certificates representing such Warrants, include a Warrant Legend (as set forth in Section 6.02 hereof), Dynavax shall, upon a request from Holdings, or a member or subsequent transferee thereof, within two (2) Business Days after receiving such request, remove or cause to be removed (i) if the Warrants cease to be restricted securities, the securities law portion of the Warrant Legend and/or (ii) in the event of a sale of the Warrants in compliance with the transfer restrictions, the transfer restriction portion of the Warrant Legend, from such certificates representing the Warrants as Holdings, or such member or transferee, shall designate, in accordance with the terms hereof and, if applicable, in accordance with the terms of the applicable Warrant.

Section 6.04    Improper Transfer. Any attempt to sell, assign, transfer, grant or sell a participation in, pledge or otherwise dispose of any Warrants or any Warrant Shares, not in compliance with this Agreement shall be null and void and Dynavax shall give no effect to such attempted sale, assignment, transfer, grant, sale of a participation, pledge or other disposition.

Section 6.05      Limits on Daily Disposition.  Holdings and its Affiliates each agree that, in the event that any holder of a Warrant exercises the Warrant and determines to dispose of its Warrant Shares on the market, Holdings (and its Affiliates) or the transferee of Holdings of those Warrant Shares will not sell or otherwise dispose in any single day of Warrant Shares totaling in excess of 35,000 shares in the aggregate (as reported on the NASDAQ national market or such other national exchange representing the primary exchange on which Dynavax Common Stock is listed); provided, however, that Holdings (and its Affiliates) and any transferees may sell or otherwise dispose of their Warrant Shares without regard to the share limitations hereunder in a private placement to accredited investors; and provided further, that any holder of Warrant Shares holding less than 35,000 shares shall not be subject to the restrictions set forth in this Section 6.05. Holdings and its Affiliates shall notify any transferee of a Warrant or Warrant Shares of the terms of this Section 6.05. but shall in no event be responsible for monitoring the disposition of the Warrant Shares by any transferee.

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ARTICLE VII

MISCELLANEOUS

Section 7.01    Notice of Material Event. Each Party agrees that, upon it receiving knowledge of a material event or development with respect to any of the transactions contemplated hereby that, to the knowledge of its executive officers, is not known to the other Parties, such Party shall notify the other Parties in writing within three (3) Business Days of the receipt of such knowledge by any executive officer of such Party; provided, that the failure to provide such notice shall not impair or otherwise be deemed a waiver of any rights any Party may have arising from such material event or development, and that notice under this Section 7.01 shall not in itself constitute notice of any breach of any of the Operative Documents.

Section 7.02    Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any Party hereto shall be in writing and shall be deemed given only if delivered to the Party personally or sent to the Party by facsimile transmission (promptly followed by a hard-copy delivered in accordance with this Section 7.02), by next Business Day delivery by a nationally recognized courier service, or by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the Party at its address set forth below:

Dynavax:

Dynavax Technologies Corporation

2929 Seventh Street, Suite 100

Berkeley, CA 94710

Attn: Michael S. Ostrach, Esq., Vice President,

Chief Business Officer and General Counsel

Facsimile: (510) 848-1327

with copies to:

Cooley Godward Kronish LLP

Five Palo Alto Square, 4th Floor

3000 El Camino Real

Palo Alto, CA 94306-2155

Attn: Glen Y. Sato, Esq.

Facsimile: (650) 849-7400

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Holdings:

Symphony Dynamo Holdings LLC

7361 Calhoun Place, Suite 325

Rockville, MD 20855

Attn: Robert L. Smith, Jr.

Facsimile:	(301) 762-6154

with a copy to:

Symphony Capital Partners, L.P.

875 Third Avenue, 3rd Floor

New York, NY 10022

Attn: Mark Kessel

Facsimile:	(212) 632-5401

and

Symphony Strategic Partners, LLC

875 Third Avenue, 3rd Floor

New York, NY 10022

Attn: Mark Kessel

Facsimile:	(212) 632-5401

or to such other address as such Party may from time to time specify by notice given in the manner provided herein to each other Party entitled to receive notice hereunder.

Section 7.03    Governing Law; Consent to Jurisdiction and Service of Process.

(a)       This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York; except to the extent that this Agreement pertains to the internal governance of Dynavax, and to such extent this Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

(b)       Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court and any Delaware State court or federal court of the United States of America sitting in The City of New York, Borough of Manhattan or Wilmington, Delaware, and any appellate court from any jurisdiction thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court, any such Delaware State court or, to the fullest extent permitted by law, in such federal court. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall

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affect any right that any Party may otherwise have to bring any action or proceeding relating to this Agreement.

(c)       Each of the Parties irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court, or any Delaware State or federal court. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each of the parties hereby consents to service of process by mail.

Section 7.04    Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 7.05    Entire Agreement. This Agreement (including any Annexes, Schedules, Exhibits or other attachments here) constitutes the entire agreement between the Parties with respect to the matters covered hereby and supersedes all prior agreements and understandings with respect to such matters between the Parties.

Section 7.06    Amendment and Waivers. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by each of the Parties. Any Party may waive, solely with respect to itself, any one or more of its rights hereunder without the consent of any other Party hereto; provided, that no such waiver shall be effective unless set forth in a written instrument executed by the Party hereto against whom such waiver is to be effective.

Section 7.07    Counterparts. This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed an original but all of which taken together shall constitute one and the same Agreement.

Section 7.08    Assignment and Successors. Neither Dynavax nor Holdings may assign, delegate, transfer, sell or otherwise dispose of (collectively, “Transfer”), in whole or in part, any or all of its rights or obligations hereunder to any Person (a “Transferee”) without the prior written approval of the other Party; provided, however, that Dynavax, without the prior approval of the other Party, acting in accordance with Article 14 of the Amended and Restated Research and Development Agreement, may make such Transfer to any Person which acquires all or substantially all of Dynavax’s assets or business (or assets or business related to the Programs) or which is the surviving or resulting Person in a merger or consolidation with Dynavax; provided further, that in the event of any such Transfer, Dynavax or Holdings, as applicable, shall provide written notice to the other Parties of any such Transfer not later than thirty (30) days after such Transfer setting forth the

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identity and address of the Transferee and summarizing the terms of the Transfer. In the event that the surviving or resulting “parent” entity (the “Surviving Entity”)in a merger or acquisition involving Dynavax is an entity other than Dynavax, then Holdings or any subsequent holder of a Warrant shall either exercise such Warrant or surrender such Warrant in exchange for a new Warrant exercisable for shares of the common stock of the Surviving Entity (the “Replacement Warrant”); provided, that:

(i)        If the terms of such merger or acquisition shall provide for consideration that consists of a combination of cash and stock of the Surviving Entity, then any Replacement Warrant issued to the holders of the Warrants shall be solely for stock of the Surviving Entity, at an exchange ratio reflecting the total consideration paid by the Surviving Entity at the time of such change in control as if the total consideration (including cash) for each share of Dynavax Common Stock was instead paid only in stock of the Surviving Entity at the time of such change of control (as illustrated on Exhibit B hereto), and the holders of the Replacement Warrants shall have the registration rights for stock issuable upon exercise of the Replacement Warrants as provided under the Registration Rights Agreement; and

(ii)       If prior to the end of the Term, such a merger or acquisition shall occur and the consideration for such merger or acquisition shall be paid entirely in cash, then any holder of any outstanding Warrant shall then have the option to elect within fifteen (15) Business Days of receiving notice of the public announcement of the merger or acquisition by written notice of election to Dynavax, either (1) to retain such Warrant and the right to exercise such Warrant for shares of Dynavax Common Stock in accordance with the terms of such Warrant and this Agreement, which exercise shall occur no later than immediately prior to the closing of such merger or acquisition; or (2) to surrender such outstanding Warrant to Dynavax in consideration of a cash payment for each share of Dynavax Common Stock subject to purchase under such Warrant in an amount equal to forty percent (40%) of the per share cash consideration to be received by a holder of one share of Dynavax Common Stock to be tendered in the merger or acquisition; provided that the aggregate total cash payments to all holders of the Warrants shall not exceed five million dollars ($5,000,000) (the “Warrant Surrender Price”). The Warrant Surrender Price shall be paid upon the surrender of the Warrants promptly following the closing of the all cash merger or acquisition. Any failure by the Holder to deliver a written notice of election to Dynavax pursuant to this Section 7.08(ii) shall be deemed an election of clause (1) of this Section 7.08(ii).

Following a merger or acquisition involving the payment of non-cash consideration in which Dynavax is not the Surviving Entity, any reference to “Dynavax Common Stock” shall be deemed instead to refer to the common stock of the Surviving Entity. For purposes of this Section 7.08 “common stock of the Surviving Entity” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation, and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the occurrence of a specified event and any warrants or other

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rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 7.08 shall similarly apply to successive mergers, acquisitions, consolidations or disposition of assets.

[SIGNATURES FOLLOW ON NEXT PAGE]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective officers or other representatives thereunto duly authorized, as of the date first above written.

DYNAVAX TECHNOLOGIES CORPORATION

By:	/s/ Dino Dina, M.D.
Name: Dino Dina, M.D. Title: President and Chief Executive Officer

SYMPHONY DYNAMO HOLDINGS LLC

By:	Symphony Capital Partners, L.P.,
its Manager

By:	Symphony Capital GP, L.P.,
its General Partner

By:	Symphony GP, LLC,
its General Partner

By:	/s/ Mark Kessel
Name: Mark Kessel Title: Managing Member

Signature Page to the Warrant Purchase Agreement

ANNEX A

CERTAIN DEFINITIONS

“$” means United States dollars.

“Accredited Investor” has the meaning set forth in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq.

“Ad Hoc Meeting” has the meaning set forth in Paragraph 6 of Annex B of the Amended and Restated Research and Development Agreement.

“Additional Funds” has the meaning set forth in Section 2(b) of the Funding Agreement.

“Additional Funding Date” has the meaning set forth in Section 3 of the Funding Agreement.

“Additional Party” has the meaning set forth in Section 13 of the Confidentiality Agreement.

“Additional Regulatory Filings” means such Governmental Approvals as required to be made under any law applicable to the purchase of the Symphony Dynamo Equity Securities under the Purchase Option Agreement.

“Adjusted Capital Account Deficit” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.

“Affected Member” has the meaning set forth in Section 27 of the Investors LLC Agreement.

“Affiliate” means, with respect to any Person (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any officer, director, general partner, member or trustee of such Person, or (iii) any Person who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, managers, general partners, or persons exercising similar authority with respect to such Person or entities.

“Amended and Restated Research and Development Agreement” means the Amended and Restated Research and Development Agreement dated as of the Closing Date, among Dynavax, Holdings and Symphony Dynamo.

“Asset Value” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.

“Auditors” means an independent certified public accounting firm of recognized national standing.

“Avecia Agreement” has the meaning set forth in Schedule 12.1(f) to the Amended and Restated Research and Development Agreement.

“Bankruptcy Code” means the United States Bankruptcy Code.

“Berna” has the meaning set forth in Section 11.1(a) of the Amended and Restated Research and Development Agreement.

“Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York or the City of San Francisco are authorized or required by law to remain closed.

“Cancer Products” mean any pharmaceutical product comprising a Selected ISS in the absence of any added tumor, cancer or viral antigen, for use in cancer treatment or therapy.

“Cancer Program” means the identification, development, manufacture and/or use of any Cancer Products in accordance with the Development Plan.

“Capital Contributions” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Available for Distribution” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.

“Chair” has the meaning set forth in Paragraph 4 of Annex B to the Amended and Restated Research and Development Agreement.

“Change of Control” means and includes the occurrence of any of the following events, but specifically excludes (i) acquisitions of capital stock directly from Dynavax for cash, whether in a public or private offering, (ii) sales of capital stock by stockholders of Dynavax, and (iii) acquisitions of capital stock by or from any employee benefit plan or related trust:

(a)       the merger, reorganization or consolidation of Dynavax into or with another corporation or legal entity in which Dynavax’s stockholders holding the right to vote with respect to matters generally immediately preceding such merger, reorganization or consolidation, own less than fifty percent (50%) of the voting securities of the surviving entity; or

(b)	the sale of all or substantially all of Dynavax’s assets or business.

“Class A Member” means a holder of a Class A Membership Interest.

“Class A Membership Interest” means a Class A Membership Interest in Holdings.

“Class B Member” means a holder of a Class B Membership interest.

“Class B Membership Interest” means a Class B Membership Interest in Holdings.

“Class C Member” means a holder of a Class C Membership Interest.

“Class C Membership Interest” means a Class C Membership Interest in Holdings.

“Closing Certificate for Section 5.1(e)” means the written certificate, pertaining to the representations made by Dynavax under Section 5.1(e) of the Novated and Restated Technology License Agreement, provided by Dynavax to Symphony Dynamo Holdings LLC and Symphony Dynamo on the Closing Date.

“Closing Certificate for Section 5.1(f)” means the written certificate, pertaining to the representations made by Dynavax under Section 5.1(f) of the Novated and Restated Technology License Agreement, provided by Dynavax to Symphony Dynamo Holdings LLC and Symphony Dynamo on the Closing Date.

“Client Schedules” has the meaning set forth in Section 5(b)(i) of the RRD Services Agreement.

“Clinical Budget Component” has the meaning set forth in Section 4.1 of the Amended and Restated Research and Development Agreement.

“Closing Date” means April 18, 2006.

“CMC” means the chemistry, manufacturing and controls documentation as required for filings with Regulatory Authority relating to the manufacturing, production and testing of drug products.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committed Capital” means $50,000,000.00.

“Common Stock” means the common stock, par value $0.01 per share, of Symphony Dynamo.

“Company Expenses” has the meaning set forth in Section 5.09 of the Holdings LLC Agreement.

“Company Property” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.

“Confidential Information” has the meaning set forth in Section 2 of the Confidentiality Agreement.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of the Closing Date, among Symphony Dynamo, Holdings, Dynavax, each Symphony Fund, SCP, SSP, Investors, Symphony Capital, RRD and Ann M. Arvin, M.D.

“Conflict Transaction” has the meaning set forth in Article X of the Symphony Dynamo Charter.

“Control” means, with respect to any material, information or intellectual property right, that a Party owns or has a license to such item or right, and has the ability to grant the other Party access, a license or a sublicense (as applicable) in or to such item or right as provided in the Operative Documents without violating the terms of any agreement or other arrangement with any third party.

“Debt” of any Person means, without duplication:

1.	all indebtedness of such Person for borrowed money,

2.         all obligations of such Person for the deferred purchase price of property or services (other than any portion of any trade payable obligation that shall not have remained unpaid for 91 days or more from the later of (A) the original due date of such portion and (B) the customary payment date in the industry and relevant market for such portion),

3.         all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

4.         all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (whether or not the rights and remedies of the seller or lender under such agreement in an event of default are limited to repossession or sale of such property),

5.	all Capitalized Leases to which such Person is a party,

6.         all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities,

7.         all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Equity Securities of such Person,

8.         the net amount of all financial obligations of such Person in respect of Hedge Agreements,

9.         the net amount of all other financial obligations of such Person under any contract or other agreement to which such Person is a party,

10.       all Debt of other Persons of the type described in clauses (a) through (i) above guaranteed, directly or indirectly, in any manner by such Person, or in effect guaranteed, directly or indirectly, by such Person through an agreement (A) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss, and

11.       all Debt of the type described in clauses (a) through (i) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including accounts and contract rights) owned or held or used under lease or license by such Person, even though such Person has not assumed or become liable for payment of such Debt.

“Development Budget” means the budget (comprised of the Management Budget Component and the Clinical Budget Component) for the implementation of the Development Plan (the initial form of which was agreed upon by Dynavax and Symphony Dynamo as of the Closing Date and attached to the Amended and Restated Research and Development Agreement as Annex D thereto), as may be further developed and revised from time to time in accordance with the Development Committee Charter and the Amended and Restated Research and Development Agreement.

“Development Committee” has the meaning set forth in Article 3 of the Amended and Restated Research and Development Agreement.

“Development Committee Charter” has the meaning set forth in Article 3 of the Amended and Restated Research and Development Agreement.

“Development Committee Member” has the meaning set forth in Paragraph I of Annex B to the Amended and Restated Research and Development Agreement.

“Development Plan” means the development plan covering all the Programs (the initial form of which was agreed upon by Dynavax and Symphony Dynamo as of the Closing Date and attached to the Amended and Restated Research and Development Agreement as Annex C thereto), as may be further developed and revised from time to time in accordance with the Development Committee Charter and the Amended and Restated Research and Development Agreement.

“Development Services” has the meaning set forth in Section 1(b) of the RRD Services Agreement.

“Director(s)” has the meaning set forth in the Preliminary Statement of the Indemnification Agreement.

“Disclosing Party” has the meaning set forth in Section 3 of the Confidentiality Agreement.

“Discontinuation Closing Date” has the meaning set forth in Section 11.3 of the Amended and Restated Research and Development Agreement.

“Discontinuation Date” means any date designated by Symphony Dynamo which shall occur on or after the 90th day following the receipt by Dynavax of notice from Symphony Dynamo of Symphony Dynamo’s intent to discontinue a Program in accordance with the terms of the Amended and Restated Research and Development Agreement.

“Discontinuation Option” has the meaning set forth in Section 11.3 of the Amended and Restated Research and Development Agreement.

“Discontinuation Price” has the meaning set forth in Section 11.3 of the Amended and Restated Research and Development Agreement.

“Discontinuation Price Dispute Notice” has the meaning set forth in Section 11.3(b) of the Amended and Restated Research and Development Agreement.

“Discontinued Program” has the meaning set forth in Section 2.11 of the Novated and Restated Technology License Agreement.

“Discontinuation Program Funding” has the meaning set forth in Section 11.3(b) of the Amended and Restated Research and Development Agreement.

“Disinterested Directors” has the meaning set forth in Article X of the Symphony Dynamo Charter.

“Distribution” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.

“Dynavax” means Dynavax Technologies Corporation, a Delaware corporation.

“Dynavax Common Stock” means the common stock, par value $0.001 per share, of Dynavax.

“Dynavax Common Stock valuation” has the meaning set forth in Section 2(e) of the Purchase Option Agreement.

“Dynavax Obligations” has the meaning set forth in Section 6.1 of the Amended and Restated Research and Development Agreement.

“Dynavax Personnel” has the meaning set forth in Section 8.4 of the Amended and Restated Research and Development Agreement.

“Dynavax Subcontractor” has the meaning set forth in Section 6.2 of the Amended and Restated Research and Development Agreement.

“Early Purchase Option Exercise” has the meaning set forth in Section 1(c)(iv) of the Purchase Option Agreement.

“Effective Registration Date” has the meaning set forth in Section 1(b) of the Registration Rights Agreement.

“Encumbrance” means (i) any security interest, pledge, mortgage, lien (statutory or other), charge or option to purchase, lease or otherwise acquire any interest, (ii) any adverse claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement, license or other encumbrance of any kind, preference or priority, or (iii) any other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement).

“Enhancements” means findings, improvements, discoveries, inventions, additions, modifications, enhancements, derivative works, clinical development data, or changes to the Licensed Intellectual Property and/or Regulatory Files, in each case whether or not patentable.

“Equity Securities” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“Excepted Debt” has the meaning set forth in Section 5(c)(iii) of the Purchase Option Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded ISS” means (a) any ISS testing positive for stimulation of TLR-9 by Dynavax prior to the Closing Date that is not a Selected ISS, or (b) any ISS made and tested for activity by Dynavax during the Term that (i) is not designed to have significant activity with a target other than TLR-9 (whether or not it also acts through TLR-9) and (ii) is not a Selected ISS.

“Existing NDA” has the meaning set forth in Section 2 of the Confidentiality Agreement.

“External Directors” has the meaning set forth in the preamble of the Confidentiality Agreement.

“FDA” means the United States Food and Drug Administration or its successor agency in the United States.

“FDA Sponsor” has the meaning set forth in Section 5.1 of the Amended and Restated Research and Development Agreement.

“Final Discontinuation Price” has the meaning set forth in Section 11.3(c) of the Amended and Restated Research and Development Agreement.

“Financial Audits” has the meaning set forth in Section 6.6 of the Amended and Restated Research and Development Agreement.

“Financing” has the meaning set forth in the Preliminary Statement of the Purchase Option Agreement.

“Fiscal Year” has the meaning set forth in each Operative Document in which it appears.

“Form S-3” means the Registration Statement on Form S-3 as defined under the Securities Act.

“FTE” has the meaning set forth in Section 4.1 of the Amended and Restated Research and Development Agreement.

“Funding Agreement” means the Funding Agreement, dated as of the Closing Date, among Dynavax, SCP and Investors.

“Funding Notice” has the meaning set forth in Section 2(b) of the Funding Agreement.

“GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

“Governmental Approvals” means authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by any Governmental Authority.

“Governmental Authority” means any United States or non-United States federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hedge Agreement” means any interest rate swap, cap or collar agreement, interest rate future or option contract, currency swap agreement, currency future or option contract or other similar hedging agreement.

“Hepatitis B Products” mean any pharmaceutical product comprising a Selected ISS, either alone or in combination with Hepatitis B Surface Antigen (HBsAg), whether conjugated or unconjugated to the applicable ISS, for use in Hepatitis B treatment or therapy.

“Hepatitis B Program” means the identification, development, manufacture and/or use of any Hepatitis B Products in Accordance with the Development Plan.

“Hepatitis C Products” mean any pharmaceutical product comprising a Selected ISS, either alone or in combination with an added Hepatitis C antigen, whether conjugated or unconjugated to the applicable ISS, for use in Hepatitis C treatment or therapy.

“Hepatitis C Program” means the identification, development, manufacture and/or use of any Hepatitis C Products in Accordance with the Development Plan.

“Holdings” means Symphony Dynamo Holdings LLC, a Delaware limited liability company.

“Holdings Claims” has the meaning set forth in Section 5.01 of the Warrant Purchase Agreement.

“Holdings LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Holdings, dated as of the Closing Date.

“HSR Act Filings” means the premerger notification and report forms required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“IND” means an Investigational New Drug Application, as described in 21 U.S.C. § 355(i)(1) and 21 C.F.R. § 312 in the regulations promulgated by the United States Food and Drug Administration, or any foreign equivalent thereof.

“Indemnification Agreement” means the Indemnification Agreement among Symphony Dynamo and the Directors named therein, dated as of the Closing Date.

“Indemnified Party” has the meaning set forth in each Operative Document in which it appears.

“Indemnified Proceeding” has the meaning set forth in each Operative Document in which it appears.

“Indemnifying Party” has the meaning set forth in each Operative Document in which it appears.

“Independent Accountant” has the meaning set forth in Section 11.3(c) of the Amended and Restated Research and Development Agreement.

“Initial Development Budget” means the initial development budget prepared by representatives of Symphony Dynamo and Dynavax prior to the Closing Date, and attached to the Amended and Restated Research and Development Agreement as Annex D thereto.

“Initial Development Plan” means the initial development plan prepared by representatives of Symphony Dynamo and Dynavax prior to the Closing Date, and attached to the Amended and Restated Research and Development Agreement as Annex C thereto.

“Initial Funds” has the meaning set forth in Section 2(a) of the Funding Agreement.

“Initial Holdings LLC Agreement” means the Agreement of Limited Liability Company of Holdings, dated January 10, 2006.

“Initial Investors LLC Agreement” means the Agreement of Limited Liability Company of Investors, dated January 10, 2006.

“Initial LLC Member” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.

“Interest Certificate” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Overview” means the investment overview describing the transactions entered into pursuant to the Operative Documents.

“Investment Policy” has the meaning set forth in Section 1(a)(vi) of the RRD Services Agreement.

“Investors” means Symphony Dynamo Investors LLC.

“Investors LLC Agreement” means the Amended and Restated Agreement of Limited Liability Company of Investors dated as of the Closing Date

“IRS” means the U.S. Internal Revenue Service.

“ISS” means any synthetic oligonucleotide sequence or chimeric oligonucleotide sequence that modulates an immune response, including, but not limited to, such sequences referred to by Dynavax as immunostimulatory sequences, chimeric immunomodulatory compounds and branched immunomodulatory compounds.

“Knowledge” means the actual (and not imputed) knowledge of the executive officers of Dynavax, without the duty of inquiry or investigation.

“Law” means any law, statute, treaty, constitution, regulation, rule, ordinance, order or Governmental Approval, or other governmental restriction, requirement or determination, of or by any Governmental Authority.

“License” has the meaning set forth in the Preliminary Statement of the Purchase Option Agreement.

“Licensed Intellectual Property” means the Licensed Patent Rights, Symphony Dynamo Enhancements, Licensor Enhancements and the Licensed Know-How.

“Licensed Know-How” means any and all proprietary technology that is Controlled by Licensor as of the Closing Date and that relates to the Licensed Patent Rights, Regulatory Files, ISSs or the Programs, including without limitation, manufacturing processes or protocols, know-how, writings, documentation, data, technical information, techniques, results of experimentation and testing, diagnostic and prognostic assays, specifications, databases, any and all laboratory, research, pharmacological, toxicological, analytical, quality control pre-clinical and clinical data, and other information and materials, whether or not patentable.

“Licensed Patent Rights” means:

1.         any and all patents, patent applications and invention disclosures Controlled by Licensor as of the Closing Date and relating to ISSs or the Programs, including, but not limited to, the patents and patent applications listed on Annex B to the Novated and Restated Technology License Agreement;

2.         any and all reissues, continuations, divisionals, continuations-in-part (but only to the extent the subject matter in such continuations-in-part has been disclosed in the patents or patent applications listed on Annex B), reexaminations, renewals, substitutes, extensions or foreign counterparts of the foregoing, whether filed prior to or after the expiration or termination of the Purchase Option; and

3.         any and all patents and patent applications that claim Licensor Enhancements or Symphony Dynamo Enhancements.

“Licensor” means Dynavax.

“Licensor Enhancements” means all findings, improvements, discoveries, inventions, additions, modifications, enhancements, derivative works, clinical development data, or changes to the Licensed Patent Rights, Licensed Know-How, Regulatory Files, ISSs, Products or the Programs, in each case, developed by Licensor during the Term in the course of performing Dynavax’s rights and obligations under the Amended and Restated Research & Development Agreement (in each case whether or not patentable), to the extent such items do not otherwise qualify as Symphony Dynamo Enhancements hereunder, regardless of whether such work is funded by Symphony Dynamo or Dynavax.

“Lien” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.

“Liquidating Event” has the meaning set forth in Section 8.01 of the Holdings LLC Agreement.

“LLC Agreements” means the Initial Holdings LLC Agreement, the Holdings LLC Agreement, the Initial Investors LLC Agreement and the Investors LLC Agreement.

“Loss” has the meaning set forth in each Operative Document in which it appears.

“Management Budget Component” has the meaning set forth in Section 4.1 of the Amended and Restated Research and Development Agreement.

“Management Fee” has the meaning set forth in Section 6(a) of the RRD Services Agreement.

“Manager” means (i) for each LLC Agreement in which it appears, the meaning set forth in such LLC Agreement, and (ii) for each other Operative Document in which it appears, RRD.

“Management Services” has the meaning set forth in Section 1(a) of the RRD Services Agreement.

“Manager Event” has the meaning set forth in Section 3.01(g) of the Holdings LLC Agreement.

“Material Adverse Effect” means, with respect to any Person, a material adverse effect on (i) the business, assets, property or condition (financial or otherwise) of such Person or, (ii) its ability to comply with and satisfy its respective agreements and obligations under the Operative Documents or, (iii) the enforceability of the obligations of such Person of any of the Operative Documents to which it is a party.

“Material Subsidiary” means, at any time, a Subsidiary of Dynavax having assets in an amount equal to at least 5% of the amount of total consolidated assets of Dynavax and its Subsidiaries (determined as of the last day of the most recent reported fiscal quarter of Dynavax) or revenues or net income in an amount equal to at least 5% of the amount of total consolidated revenues or net income of Dynavax and its Subsidiaries for the 12-month period ending on the last day of the most recent reported fiscal quarter of Dynavax.

“Medical Discontinuation Event” means (a) as specified in each Protocol, those data that, if collected in such Protocol, demonstrate that such Protocol should not be continued or (b) a series of adverse events, side effects or other undesirable outcomes that, when collected in a Protocol, would cause a reasonable FDA Sponsor to discontinue such Protocol.

“Membership Interest” means (i) for each LLC Agreement in which it appears, the meaning set forth in such LLC Agreement, and (ii) for each other Operative Document in which it appears, the meaning set forth in the Holdings LLC Agreement.

“NASDAQ” means the National Association of Securities Dealers Automated Quotation System.

“NDA” means a New Drug Application, as defined in the regulations promulgated by the United States Food and Drug Administration, or any foreign equivalent thereof.

“Non-Dynavax Capital Transaction” means any (i) sale or other disposition of all or part of the Symphony Dynamo Shares or all or substantially all of the operating assets of symphony Dynamo, to a Person other than Dynavax or an Affiliate of Dynavax or (ii) distribution in kind of the Symphony Dynamo Shares following the expiration of the Purchase Option.

“Non-Symphony Dynamo ISS” means any ISS that is (i) first made and tested for activity by Dynavax during the Term and (ii) designed to have significant activity with a target other than TLR-9, whether or not it also acts through TLR-9.

“Novated and Restated Technology License Agreement” means the Novated and Restated Technology License Agreement, dated as of the Closing Date, among Dynavax, Symphony Dynamo and Holdings.

“Operative Documents” means, collectively, the Indemnification Agreement, the Holdings LLC Agreement, the Purchase Option Agreement, the Warrant Purchase Agreement, the Registration Rights Agreement, the Subscription Agreement, the Technology License Agreement, the Novated and Restated Technology License Agreement, the RRD Services Agreement, the Research and Development Agreement, the Amended and Restated Research and Development Agreement, the Confidentiality Agreement, the Funding Agreement and each other certificate and agreement executed in connection with any of the foregoing documents.

“Organizational Documents” means any certificates or articles of incorporation or formation, partnership agreements, trust instruments, bylaws or other governing documents.

“Partial Stock Payment” has the meaning set forth in Section 3(a)(iii) of the Purchase Option Agreement.

“Party(ies)” means, for each Operative Document or other agreement in which it appears, the parties to such Operative Document or other agreement, as set forth therein. With respect to any agreement in which a provision is included therein by reference to a provision in another agreement, the term “Party” shall be read to refer to the parties to the document at hand, not the agreement that is referenced.

“Payment Terms” has the meaning set forth in Section 8.2 of the Amended and Restated Research and Development Agreement.

“Percentage” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.

“Permitted Investments” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.

“Permitted Lien” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.

“Person” means any individual, partnership (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity.

“Personnel” of a Party means such Party, its employees, subcontractors, consultants, representatives and agents.

“Prime Rate” means the quoted “Prime Rate” at JPMorgan Chase Bank or, if such bank ceases to exist or is not quoting a base rate, prime rate reference rate or similar rate for United States dollar loans, such other major money center commercial bank in New York City selected by the Manager.

“Products” means Cancer Products, Hepatitis B Products and Hepatitis C Products.

“Profit” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.

“Program Option” has the meaning set forth in Section 11.1(a) of the Amended and Restated Research and Development Agreement.

“Program Option Closing Date” has the meaning set forth in Section 11.1(b) of the Amended and Restated Research and Development Agreement.

“Program Option Exercise Date” has the meaning set forth in Section 11.1(b) of the Amended and Restated Research and Development Agreement.

“Program Option Exercise Notice” has the meaning set forth in Section 11.1(b) of the Amended and Restated Research and Development Agreement.

“Program Option Period” has the meaning set forth in Section 11.1(a) of the Amended and Restated Research and Development Agreement.

“Programs” means Cancer Program, Hepatitis B Program and Hepatitis C Program.

“Protocol” means a written protocol that meets the substantive requirements of Section 6 of the ICH Guideline for Good Clinical Practice as adopted by the FDA, effective May 9, 1997 and is included within the Development Plan or later modified or added to the Development Plan pursuant to the Amended and Restated Research and Development Agreement.

“Public Companies” has the meaning set forth in Section 5(e) of the Purchase Option Agreement.

“Purchase Option” has the meaning set forth in Section 1(a) of the Purchase Option Agreement.

“Purchase Option Agreement” means the Amended and Restated Purchase Option Agreement dated as of the date hereof, among Dynavax, Holdings and Symphony Dynamo.

“Purchase Option Closing” has the meaning set forth in Section 2(a) of the Purchase Option Agreement.

“Purchase Option Closing Date” has the meaning set forth in Section 2(a) of the Purchase Option Agreement.

“Purchase Option Commencement Date” has the meaning set forth in Section 1(c)(iii) of the Purchase Option Agreement.

“Purchase Option Exercise Date” has the meaning set forth in Section 2(a) of the Purchase Option Agreement.

“Purchase Option Exercise Notice” has the meaning set forth in Section 2(a) of the Purchase Option Agreement.

“Purchase Option Period” has the meaning set forth in Section 1(c)(iii) of the Purchase Option Agreement.

“Purchase Price” has the meaning set forth in Section 2(b) of the Purchase Option Agreement.

“QA Audits” has the meaning set forth in Section 6.5 of the Amended and Restated Research and Development Agreement.

“Regents” has the meaning set forth in Section 3.1 of the Novated and Restated Technology License Agreement.

“Regents Agreement” has the meaning set forth in Section 3.1 of the Novated and Restated Technology License Agreement.

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement dated as of the date hereof, between Dynavax and Holdings.

“Registration Statement” has the meaning set forth in Section 1(b) of the Registration Rights Agreement.

“Regulatory Authority” means the United States Food and Drug Administration, or any successor agency in the United States, or any health regulatory authority(ies) in any other country that is a counterpart to the FDA and has responsibility for granting registrations or other regulatory approval for the marketing, manufacture, storage, sale or use of drugs in such other country.

“Regulatory Allocation” has the meaning set forth in Section 3.06 of the Holdings LLC Agreement.

“Regulatory Files” means any IND, NDA or any other filings filed with any Regulatory Authority with respect to the Programs.

“Related Oncology Products Agreement” has the meaning set forth in Section 1 1.4 of the Amended and Restated Research and Development Agreement.

“Replacement Warrant(s)” has the meaning set forth in Section 7.08 of the Warrant Purchase Agreement.

“Representative” of any Person means such Person’s shareholders, principals, directors, officers, employees, members, managers and/or partners.

“Research and Development Agreement” means the Research and Development Agreement dated as of the Closing Date, between Dynavax and Holdings.

“Rhein” has the meaning set forth in Section 11.1(a) of the Amended and Restated Research and Development Agreement.

“Rhein Sale Agreement” has the meaning set forth in Section 11.2(a) of the Amended and Restated Research and Development Agreement.

“RRD” means RRD International, LLC, a Delaware limited liability company.

“RRD Indemnified Party” has the meaning set forth in Section 10(a) of the RRD Services Agreement.

“RRD Loss” has the meaning set forth in Section 10(a) of the RRD Services Agreement.

“RRD Parties” has the meaning set forth in Section 9(e) of the RRD Services Agreement.

“RRD Personnel” has the meaning set forth in Section I(a)(ii) of the RRD Services Agreement.

“RRD Services Agreement” means the RRD Services Agreement between Symphony Dynamo and RRD, dated as the Closing Date, 2006.

“Schedule K-1” has the meaning set forth in Section 9.02(a) of the Holdings LLC Agreement.

“Scheduled Meeting” has the meaning set forth in Paragraph 6 of Annex B of the Amended and Restated Research and Development Agreement.

“Scientific Discontinuation Event” has the meaning set forth in Section 4.2(c) of the Amended and Restated Research and Development Agreement.

“SCP” means Symphony Capital Partners, L.P., a Delaware limited partnership.

“SD Program Option” has the meaning set forth in Section 11.2(b) of the Amended and Restated Research and Development Agreement.

“SD Program Option Exercise Notice” has the meaning set forth in Section 11.2(b) of the Amended and Restated Research and Development Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Selected ISS” means any ISS testing positive for stimulation of TLR-9 selected (i) for inclusion in the Development Plan or (ii) as a backup ISS, in each case pursuant to Paragraph 12 of the Development Committee Charter. Selected ISS may include sequences that subsequent to the Closing Date are shown to act through one or more additional mechanisms in addition to stimulation of TLR-9.

“Shareholder” means any Person who owns any Symphony_ Dynamo Shares.

“Solvent” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.

“SSP” means Symphony Strategic Partners, LLC, a Delaware limited liability company.

“Stock Payment Date” has the meaning set forth in Section 2 of the Subscription Agreement.

“Stock Purchase Price” has the meaning set forth in Section 2 of the Subscription Agreement.

“Subcontracting Agreement” has the meaning set forth in Section 6.2 of the Amended and Restated Research and Development Agreement.

“Subscription Agreement” means the Subscription Agreement between Symphony Dynamo and Holdings, dated as the Closing Date.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency); (b) the interest in the capital or profits of such partnership, joint venture or limited liability company; or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Surviving Entity” means the surviving or resulting “parent” legal entity which is surviving entity to Dynavax after giving effect to a Change of Control.

“Symphony Capital” means Symphony Capital LLC, a Delaware limited liability company.

“Symphony Dynamo” means Symphony Dynamo, Inc., a Delaware corporation.

“Symphony Dynamo Auditors” has the meaning set forth in Section 5(b) of the RRD Services Agreement.

“Symphony Dynamo Board” means the board of directors of Symphony Dynamo.

“Symphony Dynamo By-laws” means the By-laws of Symphony Dynamo, as adopted by resolution of the Symphony Dynamo Board on the Closing Date.

“Symphony Dynamo Charter” means the Amended and Restated Certificate of Incorporation of Symphony Dynamo, dated as of the Closing Date.

“Symphony Dynamo Director Event” has the meaning set forth in Section 3.01(h)(i) of the Holdings LLC Agreement.

“Symphony Dynamo Enhancements” means findings, improvements, discoveries, inventions, additions, modifications, enhancements, derivative works, clinical development data, or changes to the Licensed Intellectual Property, Regulatory Files, ISSs, Products or the Programs, made by or on behalf of Symphony Dynamo during the Term, in each case whether or not patentable.

“Symphony Dynamo Equity Securities” means the Common Stock and any other stock or shares issued by Symphony Dynamo.

“Symphony Dynamo Loss” has the meaning set forth in Section 10(b) of the RRD Services Agreement.

“Symphony Dynamo Shares” has the meaning set forth in Section 2.02 of the Holdings LLC Agreement.

“Symphony Fund(s)” means Symphony Capital Partners, L.P., a Delaware limited partnership, and Symphony Strategic Partners, LLC, a Delaware limited liability company.

“Tangible Materials” means any tangible documentation, whether written or electronic, existing as of the Closing Date or during the Term, that is Controlled by the Licensor, embodying the Licensed Intellectual Property, Regulatory Files, Products or the Programs, including, but not limited to, documentation, patent applications and invention disclosures.

“Tax Amount” has the meaning set forth in Section 4.02 of the Holdings LLC Agreement.

“Technology License Agreement” means the Technology License Agreement, dated as of the Closing Date, between Dynavax and Holdings.

“Term” has the meaning set forth in Section 4(b)(iii) of the Purchase Option Agreement, unless otherwise stated in any Operative Document.

“Territory” means the world.

“Third Party IP” has the meaning set forth in Section 2.11 of the Novated and Restated Technology License Agreement.

“Third Party Licensor” means a third party from which Dynavax has received a license or sublicense to Licensed Intellectual Property.

“Transfer” has for each Operative Document in which it appears the meaning set forth in such Operative Document.

“Transferee” has, for each Operative Document in which it appears, the meaning set forth in such Operative Document.

“Voluntary Bankruptcy” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.

“Warrant(s)” means the “Warrant” as defined in Section 2.01 of the Warrant Purchase Agreement, and/or any successor certificates exercisable for Warrant Shares issued by Dynavax.

“Warrant Closing” has the meaning set forth in Section 2.03 of the Warrant Purchase Agreement.

“Warrant Date” has the meaning set forth in Section 2.02 of the Warrant Purchase Agreement.

“Warrant Purchase Agreement” means the Warrant Purchase Agreement, dated as of the date hereof, between Dynavax and Holdings.

“Warrant Shares” has the meaning set forth in Section 2.01 of the Warrant Purchase Agreement.

“Warrant Surrender Price” has the meaning set forth in Section 7.08 of the Warrant Purchase Agreement.

EXHIBIT A

FORM OF WARRANT

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN THE SUBJECT OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND THE SAME HAVE BEEN (OR WILL BE, WITH RESPECT TO THE SECURITIES ISSUABLE UPON EXERCISE HEREOF) ISSUED IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER SUCH SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

THE WARRANT EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE WARRANT PURCHASE AGREEMENT, DATED AS OF NOVEMBER 9, 2009, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER. NO REGISTRATION OF TRANSFER OF THIS WARRANT WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH.

DYNAVAX TECHNOLOGIES CORPORATION

WARRANT TO PURCHASE COMMON STOCK

No. CW-_	[___,__], 2009

Void After [____,__], 2014

THIS CERTIFIES THAT, for value received, SYMPHONY DYNAMO HOLDINGS LLC, a Delaware limited liability company, with its principal office at 7361 Calhoun Place, Suite 325, Rockville, MD 20855, or its assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from DYNAVAX TECHNOLOGIES CORPORATION, a Delaware corporation, with its principal office at 2929 Seventh Street, Suite 100, Berkeley, CA 94710-2753 (the “Company”) Two Million (2,000,000) shares of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”), subject to adjustment as provided herein.

This Warrant is being issued pursuant to the terms of the Warrant Purchase Agreement, dated November 9, 2009, between the Company and the Holder (the “Warrant Purchase Agreement”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Warrant Purchase Agreement.

1.        DEFINITIONS. Capitalized terms used but not defined herein are used as defined in the Warrant Purchase Agreement. As used herein, the following terms shall have the following respective meanings:

(a)      “Common Stock” shall mean shares of Dynavax Technologies Corporation Common Stock, par value $0.001.

(b)      “Exercise Period” shall mean the period commencing on [_____], 20[__] and ending on [______], 20[__], except as otherwise provided below.

(c)      “Exercise Price” shall mean $1.94 per share, subject to adjustment pursuant to Section 4 below.

(d)       “Exercise Shares” shall mean the outstanding and unexercised shares of Common Stock issuable upon exercise of this Warrant from time to time, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Sections 4, 6 and 7 below.

(e)       “Purchase Option” shall have the meaning set forth in the Warrant Purchase Agreement.

2.	EXERCISE OF WARRANT.

2.1 Generally. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate pursuant to Section 12 hereof):

(a)	an executed Notice of Exercise in the form attached hereto;

(b)       payment of the Exercise Price of the shares thereby subscribed for by means of any of the following: (i) wire transfer; (ii) cashier’s check drawn on a U.S. bank made out to the Company; or (iii) a cashless exercise pursuant to Section 2.2; and

(c)	this Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder as soon as practicable, but in no event later than thirty (30) days, after the date of exercise pursuant to this Section 2.1. The Company shall, upon request of the Holder, if available and if allowed under applicable securities laws, use commercially reasonable efforts to deliver Exercise Shares electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, or if requested by Holder, certificates evidencing the Exercise Shares. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the Exercise Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unexercised Exercise Shares remaining under this Warrant, which new Warrant shall in all other respects be identical to this Warrant.

The person in whose name any Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which the Notice of Exercise, this Warrant and payment of the Exercise Price and all taxes required to be paid by the Holder, if any, were made, irrespective of the date of delivery of any certificate or certificates evidencing the Exercise Shares, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of the Exercise Shares at the close of business on the next business day on which the stock transfer books are open.

2.2       Cashless Exercise. The Holder may exercise the Warrant pursuant to Section 2.1(b)(iii) and receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by delivery and notice of cashless exercise in accordance with Section 2.1, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y (A-B) A

Where X =	the number of shares of Common Stock to be issued to the Holder

Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

A = the fair market value of one share of Common Stock (at the date of such calculation)
B =  Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one share of Common Stock shall equal the average closing price of the Common Stock, as reported by the NASDAQ National Market, or other national exchange that is then the primary exchange on which the Common Stock is listed, for the thirty (30) trading days immediately preceding the second trading day prior to the date on which the Holder delivers to the Company the Warrant and an executed Notice of Exercise in the form attached hereto. If the Common Stock is not quoted on the NASDAQ National Market, or listed on another national exchange, the fair market value of one share of Common Stock shall be determined by the Company’s Board of Directors in good faith.

2.3	Legend.

(a)          All certificates evidencing the shares to be issued to the Holder may bear the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND THE SAME HAVE BEEN ISSUED IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED,

PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER SUCH SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE WARRANT PURCHASE AGREEMENT, DATED AS OF NOVEMBER 9, 2009 COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER. NO REGISTRATION OF TRANSFER OF THESE SHARES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH.”

(b)        If the certificates representing shares include either or both of the legends set forth in Section 2.3(a) hereof, the Company shall, upon a request from a Holder, or subsequent transferee of a Holder, as soon as practicable but in no event more than thirty (30) days after receiving such request, remove or cause to be removed (i) if the shares cease to be restricted securities, the securities law portion of the legend and/or (ii) in the event of a sale of the shares subject to issuance following the transfer of the shares in compliance with the transfer restrictions, the transfer restriction portion of the legend, from certificates representing the shares delivered by a Holder (or a subsequent transferee).

2.4       Charges, Taxes and Expenses. Issuance of the Exercise Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of any electronic or paper certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event Exercise Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

3.	COVENANTS OF THE COMPANY.

3.1      No Impairment. Except and to the extent as waived or consented to by the Holder, the Company shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

3.2	Notices of Record Date. If at any time:

(a)       the Company shall take a record of the holders of Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right (other than with respect to any equity or equity equivalent security issued pursuant to a rights plan adopted by the Company’s Board of Directors);

(b)	there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company; or

(c)        there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder at least ten (10) days’ prior written notice of the record date for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, recapitalization, consolidation, merger, sale, transfer, disposition, dissolution, liquidation or winding up of the Company. Any notice provided hereunder shall specify the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and the then current estimated date for the closing of the transaction contemplated by any proposed reorganization, reclassification, recapitalization, consolidation, merger, sale, transfer, disposition, dissolution, liquidation or winding up of the Company.

4.	ADJUSTMENT OF EXERCISE PRICE.

4.1   Changes in Common Stock. In the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations or the like, the number and class of shares available under this Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of this Warrant, on exercise for the same aggregate Exercise Price, the total number, class and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant pursuant to this Section 4.1.

5.          FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant, including as a consequence of any adjustment pursuant hereto. If the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the fair market value of an Exercise Share (determined as provided in Section 2.2 hereof) by such fraction.

6.         CORPORATE TRANSACTIONS. In the event that the Company enters into a merger or acquisition in which the surviving or “resulting” parent entity (“Surviving Entity”) is other than the Company, then the Holder shall surrender the Warrant for a new warrant exercisable in return for shares or common stock of the Surviving Entity (as defined in the Warrant Purchase Agreement) (the “Replacement Warrant”); provided that:

6.1       Mixed Consideration. In accordance with Section 7.08 of the Warrant Purchase Agreement, if the consideration for a merger or acquisition consists of a combination of cash and stock of the Surviving Entity, then the Replacement Warrant issued to Holder shall be solely for common stock of the Surviving Entity at an exchange ratio reflecting the total consideration paid by the Surviving Entity at the time of such change in control as if the total consideration (including cash) for each share of the Common Stock was instead paid only in common stock of the Surviving Entity at the time of such change of control (as illustrated on Exhibit B to the Warrant Purchase Agreement), and the holders of the Replacement Warrants shall have the registration rights for stock issuable upon exercise of the Replacement Warrants as provided under the Registration Rights Agreement; or

6.2       Cash Consideration. In accordance with Section 7.08 of the Warrant Purchase Agreement, if prior to the end of the Term (as defined in the Warrant Purchase Agreement), a merger or acquisition shall occur and the consideration for such merger or acquisition shall be paid entirely in cash, then the Holder of this Warrant shall then have the option to irrevocably elect within fifteen (15) Business Days of the public announcement of the merger or acquisition by written notice of election to the Company, either (a) to retain the Warrant and the right to exercise the Warrant then outstanding for Exercise Shares in accordance with the terms of this Warrant, which exercise shall occur no later than immediately prior to the closing of such merger or acquisition; or (b) to surrender the Warrant to the Company in consideration of a cash payment for each share of the Common Stock subject to purchase under this Warrant in an amount equal to forty percent (40%) of the per share cash consideration to be received by a holder of one share of the Company’s Common Stock to be tendered in the merger or acquisition, provided that the aggregate total cash payments to all holders of outstanding Warrants shall not exceed five million dollars ($5,000,000) (the “Warrant Surrender Price”). The Warrant Surrender Price shall be paid upon the surrender of the Warrants promptly following the closing of the all cash merger or acquisition. Any failure by the Holder to deliver a written notice of election to the Company pursuant to this Section 6.2 shall be deemed an election of Section 6.2(a) hereunder.

Following a merger or acquisition involving consideration of cash and stock in which the Surviving Entity is other than the Company, reference to Common Stock shall instead be deemed a reference to the common stock of the Surviving Entity. For purposes of Section 6.1, “common stock of the Surviving Entity” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the occurrence of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 6 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

7.           NOTICE OF ADJUSTMENT. Whenever the number of Exercise Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Holder at the address of such Holder appearing on the books of the Company, which notice shall state the number of Exercise Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Exercise Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

8.           ADDITIONAL ADJUSTMENTS. This Warrant is subject to the provisions of Section 2.05 of the Warrant Purchase Agreement.

9.           ORDERLY SALE. This Warrant and the Exercise Shares are subject to the provisions of Sections 6.04 and 6.05 of the Warrant Purchase Agreement.

10.           NO STOCKHOLDER RIGHTS. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof. Upon the exercise of this Warrant in accordance with Section 2, the Exercise Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the date of such exercise.

11.           TRANSFER OF WARRANT. Subject to applicable laws, the restriction on transfer set forth on the first page of this Warrant and the provisions of Article VI of the Warrant Purchase Agreement, this Warrant and all rights hereunder are transferable by the Holder, in person or by duly authorized attorney, upon delivery of this Warrant, the Assignment Form attached hereto and funds sufficient to pay any transfer taxes payable upon the making of such transfer, to any transferee designated by Holder. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Exercise Shares without having a new Warrant issued. The Company may require, as a condition of allowing a transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company, (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act and (iv) the transferee agree in writing to be bound by the terms of this Warrant and the Warrant Purchase Agreement as if an original signatory thereto.

12.         LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

13.       NOTICES, ETC. Any notice, request, demand, waiver, consent, approval or other communication that is required or permitted to be given hereto shall be in writing and shall be deemed given only if delivered to the applicable party personally or sent to the party by facsimile transmission (promptly followed by a hard-copy delivered in accordance with this Section 12), by next business day delivery by a nationally recognized courier service, or by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth in the Warrant Purchase Agreement, or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other party hereto.

14.       ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

15.       GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of New York.

16.       SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

17.       AMENDMENT. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

18.       SUCCESSORS AND ASSIGNS. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.

19.       REGISTRATION RIGHTS. The holder of this Warrant and of the Exercise Shares shall be entitled to the registration rights and other applicable rights with respect to the Exercise Shares as and to the extent set forth in the Warrant Purchase Agreement and the Registration Rights Agreement.

20.       HEADINGS. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

            IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of [DATE OF ISSUE].

DYNAVAX TECHNOLOGIES CORPORATION
By:
Title:

NOTICE OF EXERCISE

TO:	DYNAVAX TECHNOLOGIES CORPORATION
ATTN:	CHIEF FINANCIAL OFFICER

(1) The undersigned hereby elects to purchase            shares of Common

Stock of DYNAVAX TECHNOLOGIES CORPORATION (the “Company”) pursuant to the terms of the attached Warrant dated [DATE OF ISSUE], as follows:

shares pursuant to the terms of the cashless exercise provisions set forth in

Section 2.2, and shall tender payment of all applicable transfer taxes, if any.

(2) Please issue said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

______________
                               (Name)

______________

______________

(Address)

(iii)	(3)	The undersigned represents that:

(A)      It is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(B)      It has relied completely on the advice of, or has consulted with or has had the opportunity to consult with, its own personal tax, investment, legal or other advisors and has not relied on the Company or any of its affiliates for advice.

(C)      It has been advised and understands that the offer and sale of the attached Warrant and the shares of Common Stock issued upon exercise of the Warrant (the “Warrant Shares”) have not been registered under the Securities Act. It is able to bear the economic risk of such investment for an indefinite period and to afford a complete loss thereof.

(D)      It is acquiring the Warrant Shares solely for its own account for investment purposes as a principal and not with a view to the resale of all or any part thereof. It agrees that the Warrant Shares may not be resold (1) without registration thereof under the Securities Act (unless an exemption from such registration is available), or (2) in violation of any law. It acknowledges that the Company is not required to register the

Warrant Shares under the Securities Act. It is not and will not be an underwriter within the meaning of Section 2(11) of the Securities Act with respect to the Warrant Shares.

(E)      No person or entity acting on behalf of, or under the authority of, the undersigned is or will be entitled to any broker’s, finder’s or similar fees or commission payable by the Company or any of its affiliates.

___________________________________ (Date)	___________________________________ (Signature)
___________________________________ (Print Name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:	_____________________________________________________________________
(Please Print)
Address:	_____________________________________________________________________________
(Please Print)

Dated: ____________________, 20__

Holder’s

Signature: _______________________________________

Holder’s

Address: _______________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT B

WARRANT CONVERSION EXAMPLE

In the event that Dynavax is the target of a merger or acquisition in which the share purchase price paid by the acquiror is paid in cash or a mixture of cash and stock, the outstanding Warrants are to be exchanged for Replacement Warrants of the Surviving Entity such that the holders of Warrants shall receive additional Replacement Warrants in lieu of the cash portion of the share purchase price, as set out in the following example:

•

A holder hereunder holds a Warrant exercisable for 100,000 shares of Dynavax Common Stock at an exercise price of $8.00, and the share purchase price paid by the acquiror is $10.00 per share of Dynavax Common Stock, with $3.00 to be paid in cash and $7.00 to be paid in shares of the common stock of the Surviving Entity (“New Stock”), based on a price of $70.00 per share of New Stock.

•	The Warrants of the holder, exercisable for 100,000 shares of Dynavax Common Stock, shall be converted as follows:
(1)

The New Stock portion of the purchase price ($7.00 / share, or a ratio of New Stock to Dynavax Common Stock of 10 to 1) shall yield a Replacement Warrant exercisable for 10,000 shares of New Stock; and

(2)

The cash portion of the purchase price ($3.00 / share, or $300,000 total) shall, at the New Stock price of $70 /share, yield a Replacement Warrant exercisable for 4,286 shares of New Stock ($300,000 / $70).

•

Therefore, in such a scenario, a holder of a Warrant exercisable for 100,000 shares of Dynavax Common Stock would receive Replacement Warrants exercisable for an aggregate total of 14,286 shares of New Stock at an exercise price of $56.00 per share.